Exhibit 5.1
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
(212) 446-4800
www.kirkland.com
May 12, 2008
Capital Auto Receivables LLC
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     Re:      Enforceability Opinion
Ladies and Gentlemen:
          We are issuing this opinion letter in our capacity as special counsel to Capital Auto Receivables LLC (the “Depositor”) and GMAC LLC (“GMAC”) in connection with the issuance of Offered Notes (as defined on Exhibit A hereto), Class B Notes, Class C Notes, and Class D Notes (each as defined on Exhibit B hereto) and Privately Placed Notes (as defined on Exhibit B hereto) by Capital Auto Receivables Asset Trust 2008-2 (the “Issuing Entity”) pursuant to an Indenture (the “Indenture”), to be dated as of the Issuance Date (as defined below) between the Issuing Entity and The Bank of New York Trust Company, N.A., as indenture trustee (the “Indenture Trustee”), and certificates (the “Certificates”) pursuant to a Trust Agreement (the “Original Trust Agreement”), dated as of April 16, 2008, to be amended and restated as of the Issuance Date (as defined below) (the “Trust Agreement”), between the Depositor and Deutsche Bank Trust Company Delaware, as owner trustee. The Certificates will be initially retained by the Depositor, and may be subsequently sold by the Depositor in one or more separate transactions intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”). The Privately Placed Notes will be sold by the Depositor in one or more separate transactions intended to be exempt from the registration requirements of the Act. The Class B Notes, the Class C Notes, and the Class D Notes will initially be retained by the Depositor. Only the Offered Notes are being offered for sale in a transaction pursuant to the registration requirements of the Act.
          The Issuing Entity intends to issue the Offered Notes on or about May 14, 2008 (the “Issuance Date”).
          We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and in order to express the

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Capital Auto Receivables LLC
May 12, 2008

opinion hereinafter stated, we have, among other things, examined and relied, to the extent we deem proper, on the following documents:
     (i) a copy of the registration statement on Form S-3 (File No. 333-147112) that was filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Act on November 2, 2007, as amended by Pre-Effective Amendment No. 1 on January 15, 2008, with respect to asset-backed notes and certificates, including the Offered Notes, to be issued and sold in series from time to time, including the exhibits thereto, in the form in which it most recently became effective;
     (ii) a copy of the preliminary prospectus supplement, dated May 6, 2008, and the prospectus dated May 6, 2008 related thereto, each, relating to the Offered Notes that was filed with the Commission pursuant to Rule 424(b)(5) under the Act on May 6, 2008, a copy of a form of prospectus supplement dated May 6, 2008 (“Prospectus Supplement”) relating to the Offered Notes substantially in the form to be filed with the Commission pursuant to Rule 424(b)(5) under the Act, and the prospectus dated May 6, 2008 (“Base Prospectus”) relating thereto;
     (iii) the forms of offering memoranda relating to the Privately Placed Notes intended to be exempt from the registration requirements of the Act;
     (iv) the Original Trust Agreement and a form of the Trust Agreement;
     (v) a form of the Trust Sale and Servicing Agreement among the Depositor, GMAC, as servicer, and the Issuing Entity (the “Trust Sale and Servicing Agreement”);
     (vi) a form of the Indenture;
     (vii) a form of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), between GMAC and the Depositor; and
     (viii) such other documents as we have deemed necessary for the expression of the opinions contained herein (collectively, the documents described in clauses (iii) through (vii) are referred to herein as the “Transaction Documents”).
     In our examination, we have assumed that the Transaction Documents will be executed in the form submitted to us. We have also assumed, without independent verification, that the facts and representations and warranties in the documents upon which we relied are true and correct, and that the transactions contemplated by such documents have been or will be consummated strictly in accordance with their terms.
     On the basis of the foregoing and on the basis of our examination of the Depositor’s Certificate of Formation and its Limited Liability Company Agreement, as amended, and a

Capital Auto Receivables LLC
May 12, 2008

review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Depositor, it is our opinion that:
(a)	The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

(b)	When duly executed and authenticated by the Indenture Trustee, in accordance with the terms of the Indenture, and issued and delivered against payment thereof, the Offered Notes will have been duly authorized by all necessary action of the Issuing Entity and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the Transaction Documents, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Offered Notes.
     We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal law of the United States of America and the Delaware Limited Liability Company Act.
     We hereby consent to the filing of this opinion with Form 8-K in connection with the sale of the Offered Notes and the reference to our firm in the Base Prospectus and in the Prospectus Supplement under the captions “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A
Offered Notes
(i) $100,000,000 aggregate principal amount of the Class A-2a 3.74% Asset Backed Notes (the “Class A-2a Notes”);
(ii) $400,000,000 aggregate principal amount of the Class A-2b Floating Rate Asset Backed Notes (the “Class A-2b Notes”, collectively with the Class A-2a Notes, the “Class A-2 Notes”);
(iii) $320,000,000 aggregate principal amount of the Class A-3a 4.68% Asset Backed Notes (the “Class A-3a Notes”);
(iv) $200,000,000 aggregate principal amount of the Class A-3b Floating Rate Asset Backed Notes (the “Class A-3b Notes”, collectively with the Class A-3a Notes, the “Class A-3 Notes”);
(v) $187,002,000 aggregate principal amount of the Class A-4 5.42% Asset Backed Notes (the “Class A-4 Notes”); and
The Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to collectively herein as the “Offered Notes.”

EXHIBIT B
Privately Placed Notes
$285,000,000 aggregate principal amount of the Class A-1 2.78345% Asset Backed Notes (the “Class A-1 Notes”).
The Class A-1 Notes are referred to herein as the “Privately Placed Notes.”
Notes Initially Retained by the Depositor
(i) $51,448,000 aggregate principal amount of the Class B 6.46% Asset Backed Notes (the “Class B Notes”);
(ii) $23,746,000 aggregate principal amount of the Class C 7.96% Asset Backed Notes (the “Class C Notes”); and
(iii) $7,915,000 aggregate principal amount of the Class D 8.25% Asset Backed Notes (the “Class D Notes”).
The Class B Notes, the Class C Notes and the Class D Notes will initially be retained by the Depositor.